Exhibit 10.1

SECOND AMENDMENT TO LEASE

     THIS AMENDMENT, Made and entered into as of the 1st day of September, 2004, by and between Highlands Park Associates, Landlord, and BioSante Pharmaceuticals, Inc., Tenant.

W I T N E S S E T H:

     WHEREAS, under date of September 15, 1997, Landlord and Tenant entered into a written lease (the “Lease”) and subsequently amended on September 18, 2003, covering the premises located at 4600 A&B Highlands Parkway, Smyrna, Cobb County, Georgia 30082, and

WHEREAS, the parties desire to amend said lease as set out hereinafter,

     NOW, THEREFORE, for One ($1.00) Dollar and other valuable consideration paid by each of the parties to the other, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

     This Amendment is effective immediately, and is subject to all the terms and conditions of the aforementioned lease, which lease shall remain in full force and effect, except that:

1.	SECTION 2. TERM. The Term of the Lease is extended through October 31, 2006, at midnight.

2.	SECTION 3(a). RENT. Beginning September 1, 2004, Monthly Minimum Base Rent shall be Six Thousand Eighteen and Sixty-Seven Hundredths ($6,018.67) Dollars.

3.	SECTION 3(b). RENT. The increase in Minimum Base Rent described herein shall apply. The next date of increase in Minimum Base Rent shall be November 1, 2005 and thereafter on each November 1st during the remaining Term of the Lease.

4.	SECTION 5. SECURITY DEPOSIT. Upon execution and delivery of this Amendment, Tenant shall deposit with Landlord Twenty Thousand and No Hundredths ($20,000.00) Dollars toward additional security deposit. The total security deposit then held by Landlord shall be Twenty Nine Thousand One Hundred Seventy-Six and No Hundredths ($29,176.00) Dollars.

5.	EXHIBIT B. SECTION 48. PARTIAL SECURITY DEPOSIT REFUND. This section is deleted.

6.	EXHIBIT B. SECTION 49. RESTORATION IMPROVEMENTS. Landlord hereby notifies Tenant of Landlord’s request to restore the Premises as per this Section 49. Tenant hereby acknowledges receipt of such notice (notwithstanding the Notice requirements in Section 36 of the Lease). The final, detailed plans and specifications for the restoration work shall be provided by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. All such work shall be completed in good and workmanlike condition and according to all applicable governmental requirements. The work may be started at any time but shall be substantially complete prior to the expiration of the Term of the Lease. Tenant shall continue to pay all rentals through the date of substantial completion of the work if such completion data is after the expiration of the Term.

7.	FIRST AMENDMENT TO LEASE. PARAGRAPH 3. EARLY TERMINATION. This paragraph is deleted.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the date and year first above written.

LANDLORD: HIGHLANDS PARK ASSOCIATES
         By:    Dennard Cobb Properties, Inc.
                   Managing General Partner

/s/ Don W. Dennard

By:    Don W. Dennard
Its:    President

TENANT: BIOSANTE PHARMACEUTICALS, INC.

/s/ Phillip B. Donenberg

(Signature)
By: Phillip B. Donenberg

(Print Name)
Its: CFO

(Title)